UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 30, 2012

(Date of earliest event reported)

DEERE & COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place
Moline, Illinois 61265
(Address of principal executive offices and zip code)

(309) 765-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 5.02 and 8.01	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers and Other Events.

Retirement of Named Executive Officers

On May 30, 2012, Mr. David C. Everitt and Mr. James R. Jenkins, two of Deere & Company’s named executive officers, announced their intention to retire from Deere & Company (“Company”).  Mr. Everitt has served as President, Agriculture and Turf Division – North America, Asia, Australia, Sub-Saharan and South Africa, and Global Tractor and Turf Products of the Company since 2009.  Mr. Jenkins has served as Senior Vice President and General Counsel of the Company since 2000.

Appointment of Principal Financial Officer

On May 30, 2012, the Board of Directors (“Board”) of the Company appointed Mr. Rajesh Kalathur to the position of senior vice president and chief financial officer, effective September 1, 2012.  Mr. Kalathur, age 43, replaces James M. Field, who has been appointed to the position of President, Agriculture and Turf Division – Americas, Australia and the Global Harvesting and Turf Platforms, also effective September 1, 2012.

Mr. Kalathur has served as the deputy financial officer for the Company since April 2012.  Mr. Kalathur has previously acted as Vice President, Sales & Marketing, China/India/South and East Asia/Sub-Saharan and South Africa for the Company’s Agriculture and Turf Division, and as Managing Director and CEO, John Deere India Private Limited, a wholly owned subsidiary of the Company.  Mr. Kalathur joined the Company in 1996 in Finance, and has held positions in the areas of business development, logistics, operations, marketing and general management in various U.S. and Mexican locations.

At the time his appointment becomes effective, Mr. Kalathur will receive an annualized base salary of $433,066.   Mr. Kalathur will continue to participate in the Company’s annual and mid-term incentive bonus plans that pay out based on the Company’s operating return on operating assets and shareholder value added during the performance periods.  Awards under the annual bonus plan are based in part on base salaries during the performance period.  Considering the new base salary, the amount of compensation awarded under the bonus plans for Mr. Kalathur for the fiscal 2013 performance period could range from approximately $1.8 million to $3.5 million.  In addition to Company performance, actual bonuses paid will be based upon any additional changes in salary, the number of participants sharing in the mid-term incentive bonus plan and award changes approved by the Compensation Committee of the Board.

There are no family relationships or related persons transactions between Mr. Kalathur and the Company or any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

These changes and related senior management changes for the Company are described in the text of a press release issued by the Company on May 31, 2012, attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits

(99.1) Press release (Filed herewith)

Exhibit Index

Number and Description of Exhibit

(99.1) Press Release

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERE & COMPANY

By:	/s/ Gregory R. Noe
Gregory R. Noe
Secretary

Dated: June 1, 2012